                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               NICHI CAPITAL, LTD.

               (Under Section 807 of the Business Corporation Law)

        We, Olawande A. Agunloye and Abraham Tu, being respectively the President and Secretary of NICHI CAPITAL, LTD., hereby certify:

        FIRST: The name of the corporation is NICHI CAPITAL, LTD. (the "Corporation").

        SECOND: The certificate of incorporation of the Corporation was originally filed with the Department of State of the State of New York on April 22, 1996, and an amendment thereto was filed on May 16, 1996.

        THIRD: The certificate of incorporation of the Corporation as heretofore amended is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, as follows:

               1. To add a provision denying preemptive rights to the shareholders of the Corporation.

               2. To add a provision specifying the number of directors and providing that directors may be removed only with cause either by action of the Board of Directors or by vote of the shareholders.

               3. To add a provision limiting directors' and officers' liability.

               4. To add a provision indemnifying directors, officers, employees and agents of the Corporation and providing for advancement of expenses in connection therewith.

        FOURTH: To accomplish the foregoing amendments, new articles SIXTH, SEVENTH, EIGHTH and NINTH, relating to (i) preemptive rights, (ii) the Board of Directors, (iii) the limitation of directors' and officers' liability, and (iv) indemnification of directors, officers, employees and agents, respectively, are hereby added as set forth in the same numbered articles of the certificate of incorporation as hereinafter restated.

        FIFTH: The restatement of the certificate of incorporation of the Corporation herein provided was authorized by the consent in writing of the holders of all of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 615 of the Business Corporation Law, and by the consent in writing of all the members of the Board of Directors of the Corporation.

        SIXTH: The text of the certificate of incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:

        FIRST: The name of the corporation is Nichi Capital, LTD. (the "Corporation").

        SECOND: The purpose or purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

        THIRD: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is fifteen million (15,000,000) shares of Common Stock, par value $.01 per share ("Common Stock"), and no shares of preferred stock.

        FOURTH: The office of the Corporation is to be located in the County of New York, State of New York.

        FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served. The address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him is:

        150 Nassau Street, 10th floor New York, New York 10038

        SIXTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the

Business Corporation Law of the State of New York.

        SEVENTH: The number of Directors of the Corporation constituting the entire Board of Directors shall be not less than two nor more than fifteen. The Board of Directors shall determine from time to time the number of Directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. Directors need not be shareholders of the Corporation.

        Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by vote of the shareholders or by the Board provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office, or by a sole remaining director. A director elected to fill a newly created directorship or other vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

        The directors of the Corporation may not be removed prior to the expiration date of their terms of office except for cause, either by action of the Board of Directors or by vote of the shareholders at the Annual Meeting of Shareholders or at any Special Meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose.

        EIGHTH: To the fullest extent now or hereafter permitted under the New York Business Corporation Law, no person serving as a director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. No amendment or repeal of this Article Eighth shall adversely affect any right or protection of any director or officer of the Corporation existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

        NINTH: The Corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, or by any successor thereto, indemnify all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Article. The Corporation shall advance expenses to the fullest extent permitted by said Article. Such right of indemnification and advancement or expenses provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, vote of disinterested directors, or otherwise, as permitted by said Article. Neither the amendment or repeal of this Article Ninth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Ninth shall adversely affect any right or protection existing under this Article Ninth at the time of such amendment or repeal.

        IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by them and are true and correct.

Dated: September 30, 1997

                                                 /s/ Olawande A. Agunloye
                                                 -------------------------------
                                                 Olawande A. Agunloye, President


                                                /s/ Abrahan W. Tu
                                                 -------------------------------
                                                 Abraham W. Tu, Secretary